Exhibit 99.1

Personalis Reports First Quarter 2022 Financial Results

MENLO PARK, Calif. – May 4, 2022 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported financial results for the first quarter ended March 31, 2022.

First Quarter and Recent Highlights

•	Reported quarterly revenue of $15.2 million in the first quarter of 2022 compared with $20.9 million in the first quarter of 2021

o

Revenue from biopharma and other customers, excluding the VA MVP (as defined below), of $11.7 million in the first quarter of 2022 compared with $7.7 million in the first quarter of 2021, a 53% increase; revenue from biopharma and other customers includes revenue of $4.1 million from Natera in the first quarter of 2022; revenue from biopharma customers excluding Natera of $7.6 million for the first quarter of 2022

o	Revenue from the U.S. Department of Veterans Affairs Million Veterans Program (VA MVP) of $3.5 million in the first quarter of 2022 compared with $13.2 million in the first quarter of 2021

•	Engaged with a large global pharmaceutical customer for NeXT Personal, and processed samples for initial order

•	Announced hiring of seasoned commercial executive James Azzaro to be Vice President, Diagnostics Sales

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Received a new US patent for NeXT Personal, signifying its unique place among MRD assays as it combines a highly sensitive measurement of tumor burden with simultaneous tracking of thousands of tumor variants, both tumor-informed and prespecified, in a single panel

•	Cash, cash equivalents, and short-term investments were $266.5 million as of March 31, 2022

“We continue to be confident about our oncology revenue growth in the future due to the differentiation and strength of our offerings for both biopharma and diagnostic customers,” said John West, Chief Executive Officer of Personalis. “We are making significant progress on our strategic priorities as we continue to build our clinical diagnostic team and work with world-class medical institutions. In particular, over the last several months we have announced collaborations with the Mayo Clinic and UCSD Moores Cancer Center. Our goal is to revolutionize the detection and treatment of cancer and contribute to more successful outcomes for all patients.”

First Quarter 2022 Financial Results

•	Revenue was $15.2 million in the three months ended March 31, 2022
•	Gross margin was 28.1% in the three months ended March 31, 2022
•	Operating expenses were $32.6 million in the three months ended March 31, 2022
•	Net loss was $28.2 million in the three months ended March 31, 2022 and net loss per share was $0.63 based on a weighted-average basic and diluted share count of 45.0 million
•	Cash, cash equivalents, and short-term investments were $266.5 million as of March 31, 2022

Full Year 2022 Outlook

Personalis expects the following for the full year of 2022:

•	Total company revenue is expected to be in the range of $62.0 million to $67.0 million
•	Revenue from biopharma and all other customers, excluding the VA MVP, is expected to be in the range of $55.0 million to $60.0 million
•	Net loss is expected to be in the range of $110.0 million to $115.0 million

Webcast and Conference Call Information

Personalis will host a conference call to discuss the first quarter 2022 financial results after market close on Wednesday, May 4, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using the conference ID: 3187833. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a leader in advanced cancer genomics, enabling the next generation of precision cancer therapies and diagnostics. The Personalis NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers and clinicians with information on all of the approximately 20,000 human genes, together with the immune system, from a single sample. To enable cancer sequencing, Personalis' Clinical Laboratory was built with a focus on clinical accuracy, quality, big data, scale, and efficiency. The laboratory is GxP-aligned as well as Clinical Laboratory Improvement Amendments of 1988-certified and College of American Pathologists-accredited. For more information, visit the Personalis website and follow Personalis on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “continue to,”  “expect,” “future,” “goal,” or “will” or similar expressions and the negatives of those terms.  These statements include, but are not limited to, statements regarding the company’s full year financial guidance, capabilities of NeXT Personal, future oncology revenue growth, goals and benefits of our collaborations, and the company’s business outlook.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Personalis’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from Natera, which accounted for 27% of the company’s total revenue in the first quarter of 2022; the launch and market adoption of new products and new product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers and Natera increase or decrease in future periods; attributes or advantages of NeXT Personal or the Personalis NeXT Platform; the expected benefits or success of Personalis’ collaborations including with Mayo Clinic and University of California, San Diego; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; and the ongoing COVID-19 pandemic, which may significantly impact the company’s business and operations and the business and operations of Personalis’ customers and suppliers.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 24, 2022, and in Personalis’ Quarterly Report on Form 10-Q for the period ended March 31, 2022, being filed with the SEC today.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Temple

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$15,227	$20,881
Costs and expenses
Cost of revenue	10,949	13,454
Research and development	17,098	9,496
Selling, general and administrative	15,486	10,421
Total costs and expenses	43,533	33,371
Loss from operations	(28,306)	(12,490)
Interest income	144	95
Interest expense	(59)	—
Other income (expense), net	19	(12)
Loss before income taxes	(28,202)	(12,407)
Provision for (benefit from) income taxes	7	(3)
Net loss	$(28,209)	$(12,404)
Net loss per share, basic and diluted	$(0.63)	$(0.29)
Weighted-average shares outstanding, basic and diluted	44,995,752	42,265,596

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
VA MVP	$3,501	$13,210
All other customers	11,726	7,671
Total revenue	$15,227	$20,881

PERSONALIS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$91,586	$105,585
Short-term investments	174,954	181,479
Accounts receivable, net	13,519	18,468
Inventory and other deferred costs	8,065	5,610
Prepaid expenses and other current assets	5,904	7,089
Total current assets	294,028	318,231
Property and equipment, net	30,600	19,650
Operating lease right-of-use assets	51,727	53,822
Other long-term assets	4,292	4,825
Total assets	$380,647	$396,528
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,275	$9,221
Accrued and other current liabilities	24,108	18,110
Contract liabilities	3,461	3,982
Total current liabilities	39,844	31,313
Long-term operating lease liabilities	52,364	52,797
Other long-term liabilities	1,724	2,117
Total liabilities	93,932	86,227
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 45,250,087 and 44,904,512 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	5	4
Additional paid-in capital	562,889	557,558
Accumulated other comprehensive loss	(875)	(166)
Accumulated deficit	(275,304)	(247,095)
Total stockholders’ equity	286,715	310,301
Total liabilities and stockholders’ equity	$380,647	$396,528